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748245 October 5, 2004

                                                                    Exhibit 10.8

                          AMENDMENT TO 1991 AGREEMENTS

     This Amendment to two 1991 Agreements ("AMENDMENT") is entered into by and between Harold W. Gegenheimer, 2 Eldredge Street, Mystic, CT 06355 ("MR. GEGENHEIMER"), Baldwin Technology Corporation ("BTC"), Baldwin Graphics Systems, Inc. ("BGS") and Baldwin Technology Company, Inc. ("BTI") of 12 Commerce Drive, Shelton, CT 06484-0941.

                              W I T N E S S E T H:

     A. On April 11, 1991, BTI and Mr. Gegenheimer entered into an agreement that provided, among other things, that BTI would pay certain sums to Mr. Gegenheimer each year for the remainder of his natural life in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2 (as defined below).

     B. Also on April 11, 1991, BTC and BGS entered into an agreement with Mr. Gegenheimer under which they agree to pay him certain sums for the remainder of his natural life in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2.

     C. There is now a need to correct an unintentional failure by the parties to increase the payments due Mr. Gegenheimer under the BTC/BGS 1991 agreement and agree on the calculation of the monies that were to have been be paid to Mr. Gegenheimer under the BTC/BGS agreement.

     D. The parties wish to agree on the adjustments required for an equitable provision for future increases in amounts due under the BTC/BGS 1991 agreement and amend and restate the two agreements in a manner so as to avoid future problems.

     Now, therefore, in consideration of the mutual promises set forth below and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

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1.   DEFINITIONS:

     1.1. "AGREEMENT #1" shall mean the agreement dated April 11, 1991 between Mr. Gegenheimer and BTI.

     1.2. "AGREEMENT #2" shall mean the agreement dated April 11, 1991 between Mr. Gegenheimer and BGS and BTC.

     1.3. "BASE PAYMENT" shall mean Four Hundred and Ten Thousand, Forty Dollars ($410,040). The Base Payment shall be comprised of two components: (a) a "FLAT PAYMENT" of Two Hundred Thousand Dollars ($200,000); and (b), an "ESCALATING PAYMENT" that shall begin at Two Hundred and Ten Thousand, Forty Dollars ($210,040), and grow annually pursuant to the terms set forth in Section 3 below.

     1.4. "BGS" shall mean Baldwin Graphic Systems, Inc.

     1.5. "BTC" shall mean Baldwin Technology Corporation.

     1.6. "BTI" shall mean Baldwin Technology Company, Inc.

     1.7. "BALDWIN" shall mean BTI, BTC and BGS.

     1.8. "EFFECTIVE DATE" shall mean July 1, 2004.

2.   AMENDMENT OF AGREEMENTS ## 1 AND 2.

     2.1. AGREEMENTS ## 1 AND 2 AMENDED. Upon the execution of this Agreement, and effective as of July 1, 2004, Agreements ## 1 and 2 are hereby amended by the parties to be consistent with the terms of this Amendment. Without limiting the foregoing, the first three (3) sentences of Section 3 of Agreement # 1 and Section 1 of Agreement # 2 are deleted and replaced by the terms of this Amendment.

     2.2. AMENDED OBLIGATIONS. Agreements ## 1 and 2 are hereby amended so that, with regard to future payments to Mr. Gegenheimer of the sums described in Section 1.3 above, Baldwin shall have only the following obligations:

          2.2.1. In the twelve month period commencing July 1, 2004, Baldwin shall pay to Mr. Gegenheimer the Base Payment, payable in twelve equal monthly installments in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2. Any payments that Baldwin made for this time period under Agreements ## 1 and 2 shall be credited to Baldwin's obligations under this Amendment, on a dollar for dollar basis.

          2.2.2. In each subsequent twelve month period, commencing July 1, 2005 and continuing for the remainder of Mr. Gegenheimer's natural life, Baldwin


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                 shall continue to pay Mr. Gegenheimer the Flat Payment
                 ($200,000.00) in twelve equal monthly installments in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2.

          2.2.3. In addition to the Flat Payments made pursuant to Section 2.2.2, in each subsequent twelve month period, commencing July 1, 2005 and continuing for the remainder of Mr. Gegenheimer's natural life, Baldwin shall pay to Mr. Gegenheimer the Escalating Payment in twelve equal monthly installments in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2.

     2.3 REMAINING OBLIGATIONS UNDER SECTION 3 OF AGREEMENT #1. In addition, the parties hereby restate and ratify BTI's obligations under the remaining portion of Section 3 of Agreement #1, which now reads: "BTI shall also reimburse you for bona-fide expenses incurred in the performance of your duties hereunder; provided that all such expenses shall be submitted monthly and properly documented in the same manner as required by BTI of its senior executives. Travel reimbursement shall be at first class rates. BTI shall maintain your current participation in its group health and life insurance plans in the same manner as provided in prior years under the Prior Agreements."

     2.4. TERMINATION UPON DEATH. Baldwin's payment obligations under Section
          2.2 of this Agreement shall terminate immediately upon the death of Mr. Gegenheimer. Baldwin shall pay a pro-rata amount for the last month of Mr. Gegenheimer's life. (Example: If Mr. Gegenheimer were to die on the 10th of the month in the first year of this Agreement, BTI would be liable to pay his estate for ten days' worth of the monthly payment. If the monthly payment was $34,170, BTI would owe $11,390 (assuming a 30-day month)).

3. CALCULATION OF ON-GOING ESCALATION PAYMENTS.

     Effective with the payments commencing on July 1, 2005, the Escalating Payment shall be increased by a percentage amount as follows: If in the proceeding calendar year, the Consumer Price Index, All Urban Consumers, Northeast Region Average, All Items (the "CPI") increased, then the Escalating Payment shall increase by the same percentage; provided however, that in no event shall the Escalating Payment increase more than Four Percent (4%) in any one twelve month period.

4.   ADDITIONAL ONE-TIME PAYMENT.

     4.1 PAYMENT IN LIEU OF PRIOR OBLIGATIONS. In addition to the payments set forth above, Baldwin shall, within thirty (30) days following the execution of this Agreement, pay to Mr. Gegenheimer the sum of One Hundred Eighty Thousand Dollars ($180,000) in total satisfaction all claims Mr. Gegenheimer had or might have had under Agreements ## 1 and 2 for any past due amounts.

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5.   RELEASE BY MR. GEGENHEIMER.

     5.1. In consideration of the sum of $180,000 paid to him pursuant to
          Section 4 of this Agreement, Mr. Gegenheimer hereby - irrevocably and unconditionally releases, acquits and forever discharges Baldwin and each of its agents, directors, officers, shareholders and executives, from any and all claims, charges, complaints, causes of action, demands or suits (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights under federal, state or local laws, which Mr. Gegenheimer now has, claims to have, own or hold, or which Mr. Gegenheimer at any time heretofore had arising from Agreement #1 and Agreement #2, which arose prior to the date of execution of this Settlement Agreement and Amendment; provided, however, that this release shall not extend to any claims to enforce the provisions of this Amendment. Without limiting the foregoing, Mr. Gegenheimer expressly releases Baldwin from any and all claims Mr. Gegenheimer had or now has with regard to Agreements ## 1 and 2, whether known or unknown and waives any and all rights to increases in the payments due him under Agreement #1 and Agreement #2 except as provided by this Amendment.

6.   PAYMENT IN EVENT OF SALE OF BALDWIN.

     6.1 SALE OF ASSETS. In the event that Baldwin sells all or substantially all of its assets to a third party, Mr. Gegenheimer shall have the following option:

          6.1.1 Mr. Gegenheimer may elect to have Baldwin continue to pay him under Agreements ## 1 and 2, as amended by this Amendment, on a year-to-year basis for the remainder of his natural life in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2; or


          6.1.2 Mr. Gegenheimer may elect to have Baldwin make a final payment, in complete fulfillment of Baldwin's obligations under Agreements ## 1 and 2, as amended by this Amendment, of ONE AND FOUR-TENTHS (1.4X) of the then-current annual (i.e., July 1-June 30) payments being made by Baldwin as of the date of the agreement for the sale of the assets. Baldwin, as the case may be, shall make that payment within ninety (90) days following Mr. Gegenheimer's election. After making that payment, neither Baldwin nor any other Baldwin entity, nor Mr. Gegenheimer shall have any further obligations under Agreements ## 1 and 2 as amended by this Amendment.

          6.1.3 Baldwin shall notify Mr. Gegenheimer of the sale no later than the second business day following the execution of the sale agreement. Within thirty (30) calendar days from the date the sale agreement is executed by both parties to the sale, Mr. Gegenheimer shall deliver to Baldwin his election under Sections
               6.1.1 and 6.1.2. If Mr. Gegenheimer fails to make an election within that thirty day

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               period, Mr. Gegenheimer shall be deemed to have elected to have
               Baldwin continue to make payments pursuant to Section 6.1.1 of this Agreement.

     6.2 SALE OF STOCK. In the event that a third party (except Mr. Gegenheimer, any of his children, or any of their families) acquires shares of any class or classes of voting stock of the Company representing Fifty Percent (50%) or more of the total votes entitled to be cast by all of the then outstanding shares of all classes of voting stocks of the Company, Mr. Gegenheimer shall have the following option:

          6.2.1 Mr. Gegenheimer may elect to have Baldwin continue to pay him under this Agreement on a year-to-year basis for the remainder of his natural life in return for the services and other consideration provided by Mr. Gegenheimer in accordance with Agreements ## 1 and 2; or

          6.2.2 Mr. Gegenheimer may elect to have Baldwin make a final payment equal to the then-current annual (i.e., July 1-June 30) payments being made by Baldwin as of the date of the agreement for the sale of the assets. Baldwin shall make that payment within ninety
               (90) days following Mr. Gegenheimer's election. After making that payment, neither Baldwin (nor its successor corporation), nor any other Baldwin entity, nor Mr. Gegenheimer shall have any further obligations under Agreements ## 1 and 2 as amended by this Amendment.


          6.2.3 Baldwin (or its successor corporation) shall notify Mr. Gegenheimer of the sale of a majority of BTI's outstanding voting shares of stock no later than the second business day following transfer of the controlling shares. Within thirty (30) calendar days from the date the controlling shares are transferred, Mr. Gegenheimer shall deliver to Baldwin (or its successor corporation) his election under Sections 6.2.1 and 6.2.2. If Mr. Gegenheimer fails to make an election within that thirty day period, Mr. Gegenheimer shall be deemed to have elected to have Baldwin (or its successor corporation) continue to make payments pursuant to Section 6.2.1.

7.   MISCELLANEOUS.

     7.1 NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be either hand-delivered or deposited, postage prepaid, in the U.S. mail, certified or registered mail, addressed as follows:

     If to Baldwin:                                           with a copy to

         Baldwin Technology Company, Inc.           H. Kennedy Hudner
         12 Commerce Drive                        Murtha Cullina LLP
         P.O. Box 901                            185 Asylum Street
         Shelton, CT  06484-0941                   CityPlace I

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                                              Hartford, CT  06103


Att:President

If to Mr. Gegenheimer:                   with a copy to:

    Harold W. Gegenheimer                WILLIAM W. MINER, ESQ.
    2 Eldredge Street                    WALLER, SMITH & PALMER, PC
    Mystic, CT 06355                     52 Eugene O'Neill Drive, P.O. Box 88
                                         New London, CT  06320

     Changes to the foregoing individuals or addresses may be made by notice similarly given.

     7.2 CHOICE OF LAW AND VENUE. This Agreement shall be governed by the laws of the State of Connecticut, without regard to its choice of law provisions. Mr. Gegenheimer consents to the jurisdiction of the Federal District Court, District of Connecticut, and to the Superior Court of the State of Connecticut.

     7.3 ENTIRE AGREEMENT. Agreement #1, Agreement #2, and this Amendment are the entire agreement between Mr. Gegenheimer and Baldwin. This Agreement may only be modified by a written amendment signed by both parties. Except as modified herein Agreements ## 1and 2 are restated in their entirety; provided, however, in the event of any conflict between the provisions of this Amendment and Agreements ## 1 and 2, the provisions of this Amendment shall prevail. Any capitalized terms used in this Amendment that are not defined herein shall have the meaning given in Agreements ## 1 and 2.

     7.4 FORCE MAJEURE. Neither party shall be liable for delay in performance hereunder due to forces beyond its control, including but not limited to acts of God, fires, strikes or other labor disputes, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

     7.5 CONTRACT INTERPRETATION. Both parties have had an opportunity to review this Amendment with their respective legal counsel and have negotiated the terms of this Agreement to their satisfaction. In interpreting the meaning of any provision of this Agreement, the parties request that the tribunal deem each party to be the drafter of the Agreement.

     7.6 NO WAIVER. The waiver of any breach of this Agreement by the non-breaching party shall not constitute a waiver of any other breach or of any future breach of the same obligation.

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     7.7  NO ASSIGNMENT. Mr. Gegenheimer MAY NOT ASSIGN his rights or obligations under Agreements ## 1 and 2, as amended by this Amendment, without the prior written consent of Baldwin. Any attempted assignment in violation of this sub-section shall be void.

     7.8 DUPLICATE AGREEMENTS. This Amendment may be executed in two counterparts, each of which shall be considered to be an original contract for evidentiary purposes.

     7.9 EFFECTIVE DATE. This Agreement shall be deemed effective as of July 1, 2004.

     7.10 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, successors, personal representatives, and assigns of the parties hereto.

     To signify their acceptance of the terms and conditions set forth above, the parties have caused their authorized representatives to execute this Agreement as follows:

         HAROLD W. GEGENHEIMER

     ________________________________
     Date:  ______________________________


         BALDWIN TECHNOLOGY COMPANY, INC.

     By:  _______________________________

     Title:  ______________________________

     Date:  ______________________________

         BALDWIN TECHNOLOGY CORPORATION

     By:  _______________________________

     Title:  ______________________________

     Date:  ______________________________

         BALDWIN GRAPHIC SYSTEMS, INC.

     By:  _______________________________

     Title:  ______________________________


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     Date:  ______________________________





     Harold W. Gegenheimer subscribed, sealed, and declared to be his Amendment to 1991 Agreements, in the presence of us, who in his presence and at his request and in the presence of each other have hereunto subscribed our names as witnesses at ________________, ________________, this ______ day of August,
2004.


__________________________________  of  _______________________________


__________________________________  of  _______________________________


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     We, the undersigned, being duly sworn, depose and say that we witnessed the execution of the within Amendment to 1991 Agreements by the within named party, Harold W. Gegenheimer; that said Harold W. Gegenheimer subscribed said Amendment to 1991 Agreements in our presence; that we thereafter subscribed the same as witnesses in the presence of said Harold W. Gegenheimer and in the presence of each other and at the request of said Harold W. Gegenheimer; that the said
Harold W. Gegenheimer at the time of the execution of said Amendment to 1991 Agreements appeared to us to be of full age and mentally alert and capable in every respect to execute a contract dealing with his legal rights and obligations and appeared to understand that he was releasing certain legal claims in exchange for a payment of money; and that we make this affidavit at the request of said Harold W. Gegenheimer.


                                              ----------------------------------


                                              ----------------------------------





STATE OF _______________   )
                            )  ss.  _______________                    [date]
COUNTY OF ________________  )       [city]

         Then and there personally appeared before me, ____________________________, and ______________________________ and
subscribed and made oath unto the truth of the foregoing affidavit.

                                     ___________________________________________
                                     [Commissioner of the Superior Court]
                                     Notary Public

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                                     Commission
Expires:_______________________


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